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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549



                                       FORM 8-K



                                    CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


           Date of Report (Date of earliest event reported) August 7, 1998



                         TRANSACTION SYSTEMS ARCHITECTS, INC.
                (Exact name of registrant as specified in its charter)



DELAWARE                             0-25346                   47-0772104
(State or other jurisdiction      (Commission                (IRS Employer
of incorporation)                 File Number)            Identification No.)



                    224 South 108th Avenue, Omaha, Nebraska 68154
                (Address of principal executive offices)   (Zip Code)



Registrant's telephone number, including area code:  (402) 334-5101


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                         TRANSACTION SYSTEMS ARCHITECTS, INC.
                                       FORM 8-K


ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS.

     On August 7, 1998, Transaction Systems Architects, Inc. (the "Company") acquired all of the common stock of IntraNet, Inc., a Massachusetts corporation ("IntraNet") pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated April 27, 1998, as amended, among the Company, I.N. Acquisition Corp., a Massachusetts corporation and a wholly-owned subsidiary of the Company, and IntraNet. Pursuant to the Merger Agreement, I.N. Acquisition Corp. was merged with and into IntraNet, with IntraNet surviving as a wholly-owned subsidiary of the Company. Under the terms of the Merger Agreement, the Company issued 1,220,300 shares of Class A Common Stock.

     IntraNet is a provider of electronic funds transfer and payment processing systems for financial institutions.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)       Exhibits.

         2.11 Agreement and Plan of Merger dated April 27, 1998 among the Company, I.N. Acquisition Corp. and IntraNet, as amended pursuant to Amendment No. 1 thereto dated May 28, 1998, Amendment No. 2 thereto dated May 29, 1998, Amendment No. 3 thereto dated June 26, 1998 and Amendment No. 4 thereto dated July 16, 1998.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRANSACTION SYSTEMS ARCHITECTS, INC.


Dated:  August 19, 1998       By: /s/ Gregory J. Duman
                                  ---------------------------------
                                          Gregory J. Duman
                                      Chief Financial Officer
                                   (Principal Financial Officer)


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                                    EXHIBIT INDEX




Exhibit                  Description
Number


2.11 Agreement and Plan of Merger dated April 27, 1998 among the Company, I.N. Acquisition Corp. and IntraNet, as amended pursuant to Amendment No. 1 thereto dated May 28, 1998, Amendment No. 2 thereto dated May 29, 1998, Amendment No. 3 thereto dated June 26, 1998 and Amendment No. 4 thereto dated July 16, 1998.